Exhibit 10.7

INVESTOR DEVELOPMENT & CORPORATE IMAGING AGREEMENT

This Investor Development and Corporate Imaging Agreement ("Agreement") is made as of the      day of            , 2009 ("Effective Date") by and between GroupMark Financial Services Ltd, a Hong Kong corporation (the "Investor Development Manager"), and Voyager Pharmaceutical Corporation (the "Company"), a Delaware Corporation.

WHEREAS, Investor Development Manager has experience in all aspects of investor relations, public corporate imaging and other matters relating to the general business and operating affairs of private and public companies; and

WHEREAS, the Company is presently pursing a capital markets strategy that includes a reverse merger transaction (the "Transaction") into a publicly traded company ("Pubco"). Subsequent to the Transaction, the Company and its management will maintain the operating and management control of Pubco. As such, the undersigned parties have agreed that this Agreement will survive the Transaction and remain effective with Pubco.

WHEREAS, the Company is desirous of retaining the Investor Development Manager to provide a variety of business consulting and advisory services to the Company, and Investor Development Manager is willing to provide such services to the Company, all on and subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and terms contained in this Agreement, and for good and valuable consideration, the Company and Transaction Manager agree as follows:

ARTICLE 1
ENGAGEMENT

1.1.
The Company hereby engages and retains Investor Development Manager, on a non-exclusive basis, under the terms and conditions set forth herein and during the Term (hereinafter defined) hereof, to render certain business and financial consulting and advisory services to the Company.

1.2.
Investor Development Manager is hereby engaged and retained by the Company to provide, as and when requested by the Company, the following major services to the Company: all or in part at the company's request;

(i)            Stage 1 — Pre-Transaction closing:

a.
Assist in developing an awareness and following of the investment community as to the Transaction and the Company through various channels of public exposure. Such channels, may include, but not be limited to; arranging for road shows with investors, traders, market makers, online presence development (website & blog development social networking, RSS). For the basic procedures to be employed and deliverables please refer to the Statement of Work provided under Exhibit A; and

(ii)            Stage 2 - Post Transaction closing;

a.
It is understood that as of the close of a Transaction, the Company will retain the Investment Development Manager for at least three months at a monthly fee of $12,500 ("Initial IR Fee") per month. The Initial IR Fee will be paid within fifteen days of the closing of the Transaction with subsequent payments due within each thirty calendar days thereafter. It is the intention of the undersigned parties to agree to a longer-term contract that includes both cash and equity compensation. If possible sSuch terms are to be agreed to before the closing of the Transaction. No Initial IR Fee will be payable unless a Transaction occurs.

The services to be rendered by Investor Development Manager to the Company shall under no circumstances include the following: (i) Any activities which could be deemed by the Securities and Exchange Commission to constitute investment banking or any other activities requiring Investor Development Manager to be registered as a broker-dealer under the Securities Act of 1934; and (ii) Any activities which could be deemed to be in connection with the offer or sale of securities in a capital raising transaction. Furthermore, it is specifically understood that all capital raising transactions associated with the Company will be processed and completed through a FINRA registered broker dealer.

1.3.
Investor Development Manager hereby acknowledges and agrees that its engagement hereunder is on a non-exclusive basis and, therefore, the Company will, during the Term of this Agreement, be free to engage or retain any other firm or entity to render the same or similar services to it. The Company hereby acknowledges that Investor Development Manager's engagement hereunder does not prohibit Investor Development Manager from rendering the kinds of services provided for hereunder to others. The Company hereby acknowledges that Investor Development Manager has and may hereafter perform services for vendors, strategic partners, or other third parties doing business or otherwise having a relationship with the Company, and consents thereto and waives any conflict of interest with respect thereto.

1.4.
The Company will provide Investor Development Manager with all financial and business information and documentation concerning the Company which is reasonably requested by Investor Development Manager hereunder to the extent such information and documentation is available without the Company incurring any unreasonable effort or expense. In addition, the Company will make its executive officers and members of its Board of Directors available to Investor Development Manager, upon reasonable advance notice and request of Investor Development Manager, for the purpose of providing information to Investor Development Manager in connection with its contemplated services hereunder.

1.5.
Investor Development Manager will only be required to devote such of its time and efforts as it may determine is necessary for the performance of its services hereunder. Investor Development Manager will perform its services hereunder in the highest professional manner and will provide such of its staff and personnel as it may deem necessary for the performance of its services hereunder.

1.6.
The Company acknowledges that Investor Development Manager does not guarantee that its Services will have an impact upon the Company's business or that subsequent financial improvement or advantage will result from the Consulting Services. Company understands and acknowledges that the success or failure of Investor Development Manager's efforts will be predicated on Company's assets and operating results.

ARTICLE 2
COMPENSATION

2.1.	In consideration of Investor Development Manager's services under this Agreement, Investor Development Manager shall be entitled to the following compensation:

Cash Compensation and Expense Reimbursement:

For work up to and including the Transaction, the Company shall pay the Investor Development Manager a total fee of $35,000 ("IDM Fee"). The IDM Fee will be paid in three installment, $25,000 upon signing of this Agreement, $5,000 on or before October 1, 2009 and $5,000 the sooner of A (a) closing of the Transaction, or (b) October 31, 2009. Should the Investor Development Manager find it necessary to request any further expense reimbursement than such requests must be pre-approved by the Company in advance of such;

In addition to the compenation above the Company shall pay an amount of $15,000 or the development of a new Company website (the "Website"), which includes a video explaining the companies product and technology. Such amount will be paid as follows: (i) $10,000 with the execution of this Agreement, and (ii) the remaining $5,000 upon the delivery of the primary video to be used. Should the Investor Development Manager find it necessary to request any further expenditures for this efforts such requests must be pre-approved by the Company in advance; and

The Company shall pay other investor development fees, as directed by Investor Development Manager, other fees related to the services provided here-in-under, which may include, but not be limited to, paid media, national news release, email messaging, investor web portal coverage, and paid research. Such other fees need approval from the Company prior to paying; and

Equity Compensation:

(a) Within ten days (1o) days of the release of the Company's new Website„ unless otherwise restricted because of regulation or time of issuance, the Company shall issue to the Investor Development Manager, or its designees, 100,000 stock purchase warrants ("Warrants") of the Company's ("Capital Stock"). The exercise price of the Warrants will equal the $0.30 and they will expire five years from issuance.

The Warrants issue under (a) and (b) above shall provide for cashless exercise and expire five years after the date of issuance, unless otherwise extended by the Company. The Warrants shall not be callable or redeemable.

ARTICLE 3
MISCELLANEOUS

3.1.
 Independent Contractor Relationship. Nothing herein or attached shall be construed to create the relationship of employer and employee between the Company and Investor Development Manager.  Investor Development Manager recognize, understand and agree that as an independent contractor, (1) is not entitled to unemployment insurance benefits; (2) is not entitled to workers compensation benefits; and (3) is obligated to file federal and state income tax reports on any monies paid pursuant this arrangement. Please complete the attached W-9 for our files and properly filing requirements.

3.2.
Authority. Under this Agreement Investor Development Manager will have no authority whatsoever to assume or create any obligation, liability, or undertake and responsibility whatsoever, express or implied on behalf of or in the name of the Company or any affiliate other than those required to perform the services identified under this Agreement.

3.3.
Confidential Information and Other Restrictions. Either during or after the term of this Agreement Investor Development Manager agrees not to communicate, disclose, or utilize to the Investor Development Managers own benefit or the benefit of any other entity or persons, any techniques, plans, designs, programs, customer information or other information not in the public domain pertaining to the business or affairs of the Company or of any of its affiliates. Information shall not be considered to be in the public domain if revealed or disclosed in contravention of this Agreement or the agreements made between the Company and other parties except in accordance with the company's privacy notice provisions and in furtherance of the your business. Upon termination of this Agreement the Investor Development Manager agrees to immediately surrender to the Company all originals, software, or computer systems programs, and copies any other documents and material received by you while retained under this Agreement. Investor Development Manager shall not retain or deliver to any other entity or person any of the foregoing or a summary or memorandum thereof.

3.4.
Contracts or Other Agreements with Former Employer or Business. The Investor Development Manager hereby represents and warrants that Investor Development Manager is not subject to any employment agreement or similar document, except as previously disclosed and delivered to the Company, with a former employer or any business with which the Investor Development Manager has been associated, which on its face prohibits the Investor Development Manager during a period of time which extends through the date of this letter from any of the following: (i) competing with, or in any way participating in a business which competes with the Executive's former employer or business; (ii) soliciting personnel of such former employer or business to leave such former employer's employment or to leave such business; or (iii) soliciting customers of such former employer or business on behalf of another business.

3.5.
Termination. This Agreement may be terminated by the Investor Development Manager or the Company; (i) by giving ninety days (9o) written notice; or (ii) for Cause, as defined, at any time. For this Agreement, "Cause" means the occurrence of any of the following events: (i) willful and continued failure (other than such failure resulting from his incapacity during physical or mental illness) by the Investor Development Manager to substantially perform duties with the Company; (ii) conduct by the Investor Development Manager or its personnel that amounts to willful misconduct or gross negligence; (iii) any act by Investor Development Manager or its personnel of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company; (iv) commission by Investor Development Manager of a felony or any other crime involving dishonesty; or (v) a material breach of the Agreement by the either the Company or the Investor Development Manager.

The Company agrees to pay all costs of collection, including, reasonable attorney's fee, in the case that any payments due here-in-under are not paid in a timely manner, or in case it becomes necessary to protect the interests hereof, whether suit be brought or not.

3.6.
 Indemnification. In no event shall the Investor Development Manager and its personnel be liable for consequential, special, indirect, incidental, punitive, or exemplary loss, damage, cost or expense (including, without limitation, lost profits and opportunity costs) unless due to gross negligence on the part of the Investor Development Manager or its personnel. The Company agrees to indemnify and hold harmless the Investor Development Manager and its personnel and any affiliate of the Investor Development Manager from and against any and all actions, losses, damages, claims, liabilities, costs and expenses (including without limitation, reasonable legal fees and expenses) in any way arising out of or relating to this Agreement, unless such is do to gross negligence on the part of the Investor Development Manager or its personnel. The provision of this paragraph shall apply regardless of the form of action, loss, damage, claim, liability, cost, or expense, whether in contract, statute, tort (including without limitation, negligence), or otherwise. The provisions of this paragraph shall survive the completion or termination of this Agreement. The Company further agrees to cover any reasonable legal or other professional services costs on behalf of Investor Development Manager should the need for such arise out of any claims made against Investor Development Manager and its personnel relating to the services provided under this Agreement.

3.7.
 This Agreement constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, representations, warranties, statements, promises, arrangements and understandings, whether oral or written, express or implied, between the parties hereto with respect to the subject matter hereof and may not be amended or modified except by an instrument in writing signed by the party to be bound hereby.

3.8.
All notices, consents, requests, demands and other communications required or permitted to be given under this Agreement (collectively, the "Notices") shall be in writing and delivered personally, receipt acknowledged, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties hereto identified above (or to such other addresses as either of the parties hereto shall specify by notice given in accordance with this provision). All such Notices shall be deemed given when personally delivered as aforesaid, or, if mailed as aforesaid, on the third business day after the mailing thereof or on the day actually received, if earlier, except for a notice of a change of address which shall be effective only upon receipt.

3.9.
Neither party hereto may assign this Agreement or its or their respective rights, benefits or obligations hereunder without the written consent of the other party hereto, except that Investor Development Manager may assign its rights to the Shares upon notice to the Company.

3.10.	This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

3.11.
No waiver of any provision of this Agreement or of any breach thereof shall be effective unless in writing and signed by the party to be bound thereby. The waiver by either party hereto of a breach of any provision of this Agreement, or of any representation, warranty, obligation or covenant in this Agreement by the other party hereto, shall not be construed as a waiver of any subsequent breach or of any other provision, representation, warranty, obligation or covenant of such other party, unless the instrument of waiver expressly so provides.

3.12.
This Agreement shall be governed by and construed in accordance with the laws of the State of New York with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof.

3.13.
If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall remain in full force and effect.

3.14.
This Agreement may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed an original, but all of which when taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement of the day and year first above written.

GROUPMARK FINANCIAL SERVICES, LTD.

By:	/s/ Nicholas Thompson

Nicholas Thompson
Print Name and Title

VOYAGER PHARMACEUTICAL CORPORATION

By:	/s/ David J Corcocan

David J Corcocan, EVP/CFO
Print Name and Title

EXHIBIT A — SUMMARY STATEMENT OF WORK

Pre-Transaction:

Groupmark will create or assist with the preparation of the following;

● Clear Corporate identity and Public Image ••• Corporate Information Kit
● Corporate Website
● Corporate Demo Materials
● Investor Collateral Materials
● Investor Presentations
● Corporate Communications Support on Demand
● Prepare and Maintain a Corporate Media Calendar
Write or Assist in the Drafting of Media Releases